GAPSHARE

                  (As Amended and Restated Effective January 1, 1989)


                                       ARTICLE 1
                    NAME, EFFECTIVE DATE, PURPOSE AND CONSTRUCTION

         1.1        Plan Name
                    Effective July 1, 1991, the Plan herein set forth shall be designated as GapShare. Before that date, the Plan was designated as The Gap Employee Savings/Retirement Plan.

         1.2        Effective Date
                    (a)       In General
                              Except as otherwise indicated, the Effective
Date of this amended and restated Plan shall be January 1, 1989.

         1.3        Purpose
                    The Plan is intended to qualify under sections 401(a), 401(k) and 501(a) of the Internal Revenue Code of 1986 as amended and is created and maintained for the exclusive benefit of Eligible Employees of the Employers and their Beneficiaries, to encourage retirement savings and to enable them to defer a portion of their compensation.

         1.4       Construction
                    The following miscellaneous provisions shall apply in the construction of this Plan Agreement:
                    (a)       State Jurisdiction
                              All matters respecting the validity, effect,
interpretation and administration of this Plan shall be determined in accordance with the laws of the State of California except where preempted by ERISA or other federal statutes.
                    (b)       Gender
                              Wherever appropriate, words used in the singular
may include the plural or the plural may be read as the singular, the masculine may include the feminine, and the neuter may include both the masculine and the feminine.
                     (c)       Application of ERISA and Code References
                         All references to sections of ERISA or the Code, or
any regulations or rulings thereunder, shall be deemed to refer to such sections as they may subsequently be modified, amended, replaced or amplified by any federal statutes, regulations or rulings of similar application and import enacted by the Government of the United States or any duly authorized agency of the Government.
                    (d)       Enforceable Provisions Remain Effective
                       If any provisions of this Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions of the Plan shall be fully effective.
                    (e)       Headings
                              Headings are inserted for reference only and
constitute no part of the construction of this Agreement.

         1.5        Employment Relationship Not Affected
                    Nothing in the Plan shall be deemed a contract between the Employers and any Employee, nor shall the rights or obligations of the Employers or any Employee to continue or terminate employment at any time be affected hereby.

          1.6        Terminated Participants Not Affected
                    Notwithstanding anything to the contrary contained herein and except as otherwise required by law, any person who was a Participant under the Plan prior to the effective date of this amendment and restatement and who is not both a Participant and an Eligible Employee under the amended and restated Plan document, as it is made effective, will have his or her rights and remedies, if any, determined by the terms and conditions of the Plan in effect as of the date of his or her participation ceased or the date he or she ceased or the date he or she cease to be an Eligible Employee, whichever has occurred first.


                             ARTICLE 2

                   DEFINITIONS AND CONSTRUCTION Definitions

Terms which are used only in a single Article are generally defined at the beginning of that Article. The following words and phrases are used throughout this Plan and are defined below:

         2.1 "Account" means the aggregate of all records maintained by the Committee for purposes of determining a Participant's or Beneficiary's interest in the fund and shall include:
                    (a) "After-Tax Account" means that portion of an Account attributable to after-tax contributions.
                    (b) "Pre-Tax Account" means that portion of an Account which is attributable to Compensation Reductions.
                    (c) "100% Vested Company-Match Account" means that portion of an Account which is attributable to (i) the first $300 of annual Employer matching contributions made on behalf of a Participant in Plan Years 1985 and 1986 and (ii) the first $600 of such annual contributions made in Plan Years thereafter.
                    (d) "Regular Company-Match Account" means the portion of an Account which is attributable to (i) the excess over $300 of Employer matching contributions made on behalf of a Participant in Plan Years 1985 and 1986, (ii) the excess over $600 of Employer matching contributions made on behalf of a Participant in any Plan Year thereafter, (iii) Employer matching contributions made on behalf of the Participant before January 1, 1985 which were based on his or her first $15,000 of Compensation in a Plan Year and (iv) the plan which was replaced by this Plan effective June 30, 1978.
                    (e) "Excess Company-Match Account" means the portion of an Account which is attributable to (i) Employer supplemental contributions which were allocated to the Account of a Participant between January 1, 1985 and January 1, 1988 and (ii) Employer matching contributions made on behalf of the Participant before January 1, 1985 which were based on his or her compensation in excess of $15,000 in a Plan Year.
                    (f) "Non-Elective Account" means the portion of an Account which is attributable to Employer contributions pursuant to Article 4.12(a).
                    (g) "Rollover Account" means the portion of an Account which is attributable to an Employee's rollover contributions as provided in Article 4.16.

         2.2 "Adjustment Factor" means, effective January 1, 1988, the cost of living factor prescribed by the Secretary of the Treasury under Code section 415(d), as applied to such items and in such manner as the Secretary shall provide.

         2.3 "Affiliate" means a corporation, trade or business which is, together with any Employer, a member of a controlled group of corporations or an affiliated service group or under common control (within the meaning of section 414(b), (c) or (m) of the Code), but only for the period during which such other entity is so affiliated with any Employer.

         2.4 "After-Tax Contributions" means after-tax contributions made by a Participant pursuant to Articles 4.2 and 4.3.

         2.5 "Allowable Compensation" means the total of all wages, salaries, fees for professional services and other amounts paid by the Employer or an Affiliated Employer during a Plan Year to a Participant for services actually rendered in the course of employment including (but not limited to) bonuses, overtime, commissions and incentive compensation, but excluding amounts which are contributed to a retirement plan, deferred compensation plan or other plan and which are not included as taxable income for such year, or amounts which are not deemed to be income for current services rendered such as amounts realized from the acquisition, sale, exercise or exchange of Employer stock or stock options. For purposes of the Plan, Allowable Compensation shall not include amounts which a Participant elected to have the Employer contribute on his or her behalf for the Plan Year as a Compensation Reduction. Allowable Compensation shall not exceed $200,000 (multiplied by the Adjustment Factor), provided, however, that the total of the Allowable Compensation received by (1) a 5% Owner and/or one of the 10 most Highly Compensated Employees of the Employer, (2) his or her spouse, and
(3) his or her children who have not attained the age of 19 by the end of the Plan Year, shall not exceed $200,000 (multiplied by the Adjustment Factor). Allowable Compensation shall not include any amount paid or reimbursed by an Employer or an Affiliate for moving expenses incurred by the Participant, but only to the extent that it is reasonable to believe that such expenses are deductible by the Participant under section 217 of the Code.
                    Notwithstanding the foregoing, amounts earned in the Plan Year, but paid during the first few weeks of the next year because of the timing of pay periods and pay days may be included on a uniform and consistent basis in the Allowable Compensation of all similarly situated Participants for the Plan Year. For Plan Years beginning before December 31, 1991, the requirement that the amounts earned in a Plan Year be paid in the first few weeks of the following year shall not apply.

         2.6 "Alternate Payee" means any spouse, former spouse, child or other dependent of a Participant recognized by a domestic relations order as having a right to receive all, or a portion of, a Participant's benefits under the Plan.

         2.7 "Beneficiary" means any person designated by a Participant to receive benefits upon the death of such Participant, subject to the limitations of Article 3.3.

         2.8        "Board" means the Board of Directors of The Gap, Inc.

         2.9 "Code" means the Internal Revenue Code of 1986, as amended (and regulations issued thereunder).

         2.10 "Committee" means the Retirement Committee designated under Article 11.

         2.11       "Company" means The Gap, Inc.

         2.12 "Compensation" means the sum of the salary, wages, commissions, and overtime pay paid by an Employer to an Eligible Employee while a Participant with respect to services rendered during the Plan Year, including all amounts contributed by the Employer pursuant to a salary reduction agreement which are not includable in the Employee's gross income under sections 125, 402(a)(8), or 402(b) of the Code. For an Employee who is
(i) a citizen or a resident alien of the United States and (ii) a Participant at the time of a temporary transfer to employment abroad, Compensation shall also include amounts paid on behalf of the Employee which the Employer and the Employee have agreed in writing shall be deemed a substitution for a portion of salary or wages. Compensation shall not exceed $200,000 (multiplied by the Adjustment Factor) and the total of the Compensation received by (1) a 5% Owner and/or one of the 10 most highly compensated employees of the Employer,
(2) his or her spouse and (3) his or her children who have not attained the age of 19 by the end of the Plan Year, shall not exceed $200,000 (multiplied by the Adjustment Factor).

         2.13 "Compensation Reductions" means contributions made by an Employer pursuant to a Participant's salary reduction election under Articles
4.2 and 4.3.

         2.14 "Date of Hire" means the date on which an Employee first performs an Hour of Service for the Employer.

         2.15 "Disability" means the permanent incapacity of a Participant, by reason of physical or mental illness, to perform his or her usual duties for his or her Employer, resulting in termination of his or her service with his or her Employer. Disability shall be determined by the Committee in a uniform and nondiscriminatory manner after consideration of such evidence as it may require, which shall include a report of such physician or physicians as it may designate.

         2.16       "Eligible Employee" has the meaning set forth in Article
3.1.

         2.17 "Eligible Participant" means an Employee who has satisfied the eligibility requirements of Article 3.2 and was an Eligible Employee at any time during the Plan Year.

          2.18 "Employee" means any person in the employ of one of the Employers or Affiliates including officers, but excluding directors who are not in the employ of one of the Employers of Affiliates.

         2.19 "Employer" means the Company and any Affiliate which, with the approval of the Board, adopts, becomes a party to and agrees to be bound by all provisions of this Plan. Any action to be taken by an Employer hereunder shall be by resolution of its board of directors or by action of an authorized officer of such Employer. The Employers are listed in Appendix A attached hereto, which Appendix shall be kept current by the Committee.

         2.20 "Employer Matching Contributions" means contributions made by an Employer pursuant to Article 4.4 on account of a Participant's Matched Contributions.

         2.21 "Employment Commencement Date" means each of the following:
                    (a) The date on which an Employee first performs an Hour of Service for an Employer or Affiliate with respect to which such Employee is compensated or is entitled to compensation by the Employer or Affiliate.
                    (b) In the case of an Employee who incurs a Period of Severance and who is subsequently reemployed by an Employer or Affiliate, the term Employment Commencement Date shall mean the first day following such Period of Severance on which such Employee first performs an Hour of Service for an Employer or Affiliate with respect to which he or she is compensated or entitled to Compensation. Unless the Board shall expressly determine otherwise, and except as is expressly provided in this Plan, an Employee shall not, for the purposes of determining his or her Employment Commencement Date, be deemed to have commenced employment with an Employer or Affiliate prior to the effective date on which such entity became an Affiliate.

         2.22 "Entry Date" means January 1, April 1, July 1, and October 1 of each year.

         2.23 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         2.24 "Hour of Service" means each hour for which an Employee is credited in accordance with the following rules:
                    (a) Hours Credited for Duties Performed. Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer or Affiliate.
                    (b) Hours Credited When Duties Not Performed. Each hour for which an Employee is paid, or entitled to payment, by an Employer of Affiliate on account of a period of time during which no duties are performed (regardless of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence; provided that no Hours of Service shall be credited to an Employee:
                                (1)     For a period during which no duties
are performed if payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, unemployment compensation, or disability insurance laws;
(2) On account of any payment made or due an Employee solely as reimbursement for medical or medically related expenses incurred by the Employee.
                    (c) Hours Credited For Back Pay. Each hour not otherwise credited under the Plan for which back pay, irrespective of mitigation of damages, has either been awarded or agreed to by the Employer or Affiliate. Such hours are to be credited to the period or periods to which the award or agreement pertains.
                    (d) Hours Credited For Leave of Absence. Each hour for any period during which an Employee is not paid but is on an approved leave of absence, military duty or is temporarily laid off, provided that the
Employee:
                              (1)       Returns to the employ of the Employer
or Affiliate immediately after the expiration of the leave or layoff, or in the case of military duty, within 120 days or such longer period as may be prescribed by applicable law, after first becoming eligible for military discharge, and
                              (2)       Remains in the employ of the Employer
or Affiliate for at least 30 days after such return, or
                              (3)       Fails to return or remain employed as
provided above by reasons of his or her death, Disability or retirement.
Hours credited for such periods shall be based on a 40-hour week or, if different, on the Employee's normally scheduled hours per week. However, if the Employee fails to return to the employ of the Employer or Affiliate or to remain in the employ of the Employer or Affiliate for at least 30 days after his or her return for reasons other than his or her death, Disability or retirement, then his or her original leave date shall be deemed to be his or her termination date.
                    (e) Limit on Hours Credited. No more than 501 Hours of Service shall be credited under subsections (b), (c) or (d) above to an Employee on account of any single continuous period of time during which the Employee performs no duties for the Employer or Affiliate.
                    (f) Crediting of Hours Subject to DOL Regulation. The calculation of the number of Hours of Service to be credited under subsections (b) and (c) above for periods during which no duties are performed, and the crediting of such Hours of Service to periods of time for purposes of computations under the Plan, shall be determined by the Committee in accordance with the rules set forth in paragraphs (b) and (c) of DOL Reg.
section 2530-200b-2, which rules shall be consistently applied with respect to all employees within the same job classifications.
                    (g) Hours of Service Equivalency. Hours of Service for Employees under subsections (a), (b) and (c) above shall be determined by crediting each Employee with 45 Hours of Service for each week in which the Employee would have been credited with at least one Hour of Service under such subsections. However, for classes of Employees paid on an hourly basis and for Employees for whom records of hours are maintained, Hours of Service under subsections (a), (b) and (c) shall be determined on the basis of hours for which Compensation is paid or due.

         2.25 "Matched Contributions" means After-Tax Contributions and Compensation Reductions made pursuant to Article 4.2, upon which Employer Matching Contributions are based.

         2.26 "Owner" means any person who owns (within the meaning of Code sections 318 and 416(i)(1)(B)), or has owned within the four Plan Years prior to the Plan Year under consideration, a portion of the outstanding stock or voting power of an Employer. The ownership percentage of a "5%" Owner includes interests greater than 5%, that of a "1%" Owner includes interests greater than 1% and that of a "1/2%" Owner includes interests greater than 1/2%.

         2.27 "Participant" means any Employee or former Employee who has made After-Tax Contributions or authorized Compensation Reductions in accordance with Article 4, and whose Account hereunder has not subsequently been liquidated.

         2.28 "Period of Service" means the period of time commencing on an Employee's Employment Commencement Date and ending on his or her Severance Date. Periods of Service shall be measured under the elapsed time method as authorized under regulations promulgated by the Secretary of Labor. Periods of Service shall also be subject to the following rules:
                    (a) If an Employee severs from service by resignation, discharge or retirement and returns to service within 12 months, that Period of Severance shall be considered as part of that Employee's Period of Service.
                    (b) Notwithstanding the rule in subparagraph (a) above, if an Employee severs from service by reason of resignation, discharge or retirement during a period of absence from service of 12 months or less, which period of absence occurred for reasons other than a resignation, discharge or retirement, such Period of Severance shall be considered as part of the Employee's Period of Service only if such Employee performs an Hour of Service within 12 months of the date on which the Employee was first absent from service. An Employee is considered to have returned to service on his or her new Employment Commencement Date.
                    (c) If an Employee is employed by an Affiliate, the period of such employment shall be considered a part of the Employee's Period of Service only for the period during which such Affiliate and the Employers are members of a controlled group of corporations or are under common control.
                    (d) If an Employee is employed by a company (hereafter, "Predecessor Company") heretofore or hereafter merged or consolidated or otherwise acquired by an Employer, or all or a substantial part of the assets or business of which have been or shall be acquired by an Employer, then the period of such employment shall be considered a part of the Employee's Period of Service:
                           (1)     to the extent such employment
with the Predecessor Company is required to be treated as employment with the Employer under regulations prescribed by the Secretary of Treasury; or
                           (2)     to the extent granted by the
Board in its sole discretion effected on a nondiscriminatory basis as to all persons similarly situated to employees of that Predecessor Company.

         2.29 "Period of Severance" means the period of time commencing on an Employee's Severance Date and ending on the Employee's Employment Commencement Date, if any, following thereafter. However, if an Employee severs from service because of the pregnancy of the Employee, the birth of a child of the Employee, the placement of a child with the Employee in connection with adoption of the child by the Employee, or for the purpose of caring for such child by the Employee for a period immediately following birth or placement, the one year period following the Employee's Severance Date shall not constitute a Period of Severance for purposes of Article 6, provided that the Employee provides the Committee with such timely information as the Committee may reasonably require to establish that the absence is for a reason described in this Article 2.29. The provisions of the preceding sentence shall apply to all absences commencing after January 1, 1985.

         2.30 "Plan" means GapShare, as set forth in this instrument and as amended from time to time.

         2.31       "Plan Administrator" means the Committee.

         2.32 "Plan Year" means the accounting year of the Plan, which is the 12-month period ending December 31. The Plan Year shall be the limitation year for purposes of section 415 of the Code.

         2.33 "Severance Date" means for an Employee, the earlier of (i) the date on which he or she quits, retires, is discharged or dies, or (ii) the date on which falls the first anniversary of the first day of his or her period of absence from service for reasons other than a quit, retirement, discharge or death, such as vacation, holiday, sickness, disability, leave of absence or lay off.

         2.34 "Spousal Consent" means the revocable written consent of the Participants spouse witnessed by a Plan representative or a notary public provided that such written consent shall not be required if it is established to the satisfaction of a Plan representative that such consent be obtained because (1) there is no spouse, or (2) the spouse cannot be located, or (3) such other circumstances exist as may be prescribed by applicable regulation, including but not limited to Code section 417(a)(4). Any such written Spousal Consent or establishment that consent cannot be obtained shall be effective only with respect to that spouse. Spousal Consent shall acknowledge the designated Beneficiary, the specific form of any benefit paid under the Plan (including any remaining benefits that a designated Beneficiary may receive) and the effect of such consent. Any change in Beneficiary or benefit, elected at a later time shall require a new Spousal Consent.

         2.35       "Top-Heavy Plan" shall have the meaning set forth in
Article 12.1.

         2.36 "Trust" means the trust created under the trust agreement entered into between the Company and the Trustee for the purpose of funding the benefits provided under the Plan.

         2.37 "Trustee" means, effective July 1, 1992, Mellon Bank, N.A., and any duly appointed successor. Before July 1, 1992, the Trustee was Wells Fargo Bank, N.A.

         2.38 "Trust Fund" means all property and income held by the Trustee under the Trust Agreement.

         2.39 "Valuation Date" means the last day of each March, June, September and December and such other date as may be designated as provided in Article 7 for the revaluation of Participants' Accounts.


                                 ARTICLE 3
           ELIGIBILITY, PARTICIPATION AND BENEFICIARY DESIGNATION

          3.1       Eligible Employees
          "Eligible Employee" means any Employee of an Employer, except, (i) any Employee who is a nonresident alien and who receives no earned income (within the meaning of section 911(d)(2) of the code) from an Employer constituting income from sources within the United States (within the meaning of section 861(a)(3) of the Code); (ii) any Employee who is employed in a foreign country; provided that this exclusion shall not apply to an Employee who is temporarily transferred to employment with an Employer in a foreign country and who is a citizen or resident alien of the United States at the time of such transfer; and (iii) any Employee whose compensation and conditions of employment are established by the terms of a collective bargaining agreement to which the Employer is a party and which does not specifically provide for coverage of such Employee under the Plan.

          3.2       Participation
                    (a)       Plan Entry
                              Each Eligible Employee shall be eligible to
become a Participant in the Plan on the Entry Date coinciding with or next following the later of the:
                                        (i)       Last day of the "Eligibility
Computation Period", as defined below, in which he or she completes 1,000 Hours of Service, and
                                        (ii)      Attainment of age 21,
provided on such Entry Date he or she is an Eligible Employee.
                    (b)       Eligibility Computation Periods
                              An Employee's initial Eligibility Computation
Period ("ECP") is the 12 consecutive month period beginning with the Employee's Employment Commencement Date. Before January 1, 1993, the subsequent ECP is the 12 consecutive month period beginning on each anniversary of such Employment Commencement Date. Effective January 1, 1993, the subsequent ECP is the Plan Year beginning within the initial ECP and following Plan Years. Notwithstanding the foregoing, if an Employee would have satisfied the service requirement of this Article 3.2 with respect to a subsequent ECP as defined under the terms of the Plan as in effect before January 1, 1993, and if January 1, 1993 falls within such ECP, the Employee shall be deemed to have satisfied the service requirement of this Article.
                    (c)       Late Entry
                              An Eligible Employee who met all of the
requirements of Article 3.2(a) but elected not to become a Participant in the Plan on the Entry Date on which participation could have begun, may become a Participant on the first day of any subsequent calendar quarter, provided that on such day he or she is an Eligible Employee.

         3.3        Beneficiary Designation
                    (a)       Designation Upon Becoming Participant
                              Each Eligible Employee, upon becoming a
Participant, shall designate a Beneficiary or Beneficiaries to receive benefits under the Plan after his or her death. A Participant may change his or her Beneficiary designation at any time. Designations of non-spousal Beneficiaries made by married Participants shall be made only in accordance with the provisions of (b) below. If such a designation of a non-spousal Beneficiary by a married Participant does not meet the requirements of (b) below, such designation shall be invalid and the Participant's spouse shall be his or her Beneficiary. In the absence of a valid designation by an unmarried Participant or if no designated Beneficiary survives an unmarried Participant, unless otherwise provided by applicable law, his or her interest shall be distributed to the following persons in the following order of priority: his or her issue by right of representation, his or her parents or his or her estate.
                    (b) Non-Spousal Designation by Married Participant In the event that a married Participant wishes to designate a Beneficiary other than his or her spouse, such designation shall be subject to Spousal Consent.

         3.4        Change from Ineligible to Eligible Employee
                    An Employee who is excluded under Article 3.1 for any period shall be eligible to participate on the first date he or she is no longer excluded, provided that the requirements of Article 3.2 have been satisfied.

         3.5        Former Employee Rehired
                    A former Employee who had completed the eligibility requirements of Article 3.2 with an Employer and who is reemployed by an Employer shall be eligible to become a Participant as of the date of reemployment as an Eligible Employee.

         3.6        Committee Determines Eligibility
                    Compliance with the eligibility requirements shall be determined by the Committee in its absolute discretion, which shall also inform each Employee of his or her eligibility to become a Participant. The Committee shall provide each Participant with a summary plan description not later than 90 days following the date he or she becomes an Eligible Participant or within such other period as may be prescribed by applicable law or regulation.


                                   ARTICLE 4
                                 CONTRIBUTIONS

         4.1        Definitions
                    (a) "Actual Deferral Percentage" means, for the group of Eligible Participants who are Highly Compensated Employees and for the group of Eligible Participants who are Non-Highly Compensated Employees, the average of the individual elective deferral percentages of each individual in the applicable group. The individual elective deferral percentages are calculated by dividing the total of an individual's elective deferrals under the Plan for the applicable year by the individual's Testing Compensation for that year. In computing an individual's elective deferral percentage, the following special rules shall apply:
                              (1)       If the Employer maintains any other
cash or deferred arrangement which is aggregated by the Employer with this Plan for purposes of applying section 401(a)(4) or 410(b) of the Code, then all such cash or deferred arrangements shall be treated as one plan.
                              (2)       If a Highly Compensated Employee is
a participant in any other cash or deferred arrangement maintained by the Employer, then the separate elective deferral percentage of that individual under all such cash or deferred arrangements shall be aggregated.
                              (3)       If a Highly Compensated Employee is
subject to the Family Aggregation Rule of subsection (g)(3) below, the elective deferral percentage of the family unit shall be the combined elective deferral percentages of all Family Members who are Eligible Employees.
                              (4)       Amounts contributed to the Plan as
Excess Deferrals on behalf of a Non-Highly Compensated Employee shall not be taken into account in calculating that individual's elective deferral percentage.
                    (b) "Actual Contribution Percentage" means, for the group of Eligible Participants who are Highly Compensated Employees and for the group of Eligible Participants who are Non-Highly Compensated Employees, the average of the individual contribution percentages of each individual in the applicable group. The individual contribution percentages are calculated by dividing the total of all After-Tax and Employer Matching Contributions made by or on behalf of an individual for the applicable year by the individual's Testing Compensation for that year. The special aggregation rules set forth in subsection (a) above with respect to calculations of Actual Deferral Percentage shall also apply to the calculation of Actual Contribution Percentage.
                    (c)       "Excess Aggregate Contributions" means
After-Tax and/or Employer Matching Contributions contributed to the Plan by or on behalf of a Highly Compensated Employee in excess of the amounts permitted under Article 4.10. Excess Aggregate Contributions shall be calculated in accordance with Article 4.11.
                    (d) "Excess Contribution" means any Compensation Reductions contributed to the Plan on behalf of a Highly Compensated
Employee in excess of the amounts permitted under Article 4.8. Excess Contributions shall be calculated in accordance with Article 4.9.
                    (e) "Excess Deferral" means any amount contributed to the Plan on behalf of a Participant for a Plan Year (or allocated to the Plan as an excess deferral by the Participant) that (when aggregated with all other elective deferrals for the Plan Year to any plan maintained by an Affiliate) exceeds the 401(k) Maximum for that year.
                    (f)       "401(k) Maximum" means the limit in effect under
section 402(g)(1) of the Code multiplied by the Adjustment Factor.
                    (g) "Highly Compensated Employee" means a Highly Compensated Active Employee or Highly Compensated Former Employee as defined in sections (1) and (2) below. Notwithstanding any language to the contrary in this Plan, the determination of who is a Highly Compensated Employee shall be made in accordance with section 414(q) of the Code and any regulations issued thereunder.
                              (1)       "Highly Compensated Active Employee"
means any Employee who performs services for an Employer during the Plan Year being tested (the "Determination Year") and who, subject to the Family Aggregation Rule of section (3) below, meets any of the following criteria:
                                        (A)     During the Plan Year preceding
the Determination Year (the "Look-Back Year") --
                                                (i)     was a 5% Owner (within
the meaning of section 414(q)(3) of the Code);
                                                (ii)    received Testing
Compensation in excess of the $75,000 amount in effect under section 414(q)(1) of the Code multiplied by the Adjustment Factor;
                                                (iii) received Testing
Compensation in excess of the $50,000 amount in effect under section 414(q)(1) of the Code multiplied by the Adjustment Factor, and was a member of the "top-paid group" (within the meaning of section 414(q)(4) of the Code) for that year; or
                                                (iv)     was an officer and
received Testing Compensation for such year greater than fifty percent (50%) of the dollar limitation in effect under section 415(b)(1)(A) of the Code for that year (or, if no officer has Testing Compensation in excess of that threshold for that year, the highest paid officer for that year);
                                        (B)     Would be described in clause
(ii), (iii) or (iv) of paragraph (A) above if the term "Determination Year" were substituted for the term "Look-Back Year" and is one of the one hundred
(100) Participants who received the highest Testing Compensation for the Determination Year; or
                                        (C)     Is a 5% Owner (within the
meaning of section 414(q)(3) of the Code) at any time during the Determination Year.
                              (2)       "Highly Compensated Former Employee"
means an Employee or former Employee who did not perform services for an Employer during the Determination Year and who was a Highly Compensated Active Employee either for the Plan Year of his or her separation from service (as defined under section 414(q) of the Code) or for any Plan Year ending on or after his or her 55th birthday.
                              (3)       Family Aggregation Rule.   A Family
Member and a Family Employee (as defined herein) shall be aggregated and treated as one Employee receiving Testing Compensation and contributions under the Plan equal to the sum of such Testing Compensation and contributions received by the Family Member and the Family Employee. "Family Member" means an Employee who, at any time during a Determination or Look-Back Year, is a spouse, lineal ascendant or descendant, or spouse of a lineal ascendant or descendant of a Family Employee during the applicable year. "Family Employee" means either (a) a 5% Owner (within the meaning of section 414(q)(3) of the
Code) who is an active or former Employee or (b) a Highly Compensated Active Employee who is one of the ten employees who received the highest Testing Compensation for that year.
                               (4)       Testing Compensation.  For purposes
of this subsection (g), "Testing Compensation" shall include amounts earned before an Employee became an Eligible Participant and amounts greater than $200,000, multiplied by the Adjustment Factor.
                                (5)       Calendar Year Election.  For any
Determination Year, the Committee may elect to determine Highly Compensated Employees on the basis of the calendar year coinciding with or ending within the Determination Year. If the Determination Year coincides with the calendar year, then determinations under this Article 4.1(g) shall be made only on the basis of the Determination Year and disregarding the Look-Back Year.
            (h) "Non-Highly Compensated Employee" means any Eligible Employee who is not a Highly-Compensated Employee.
            (i)       "Testing Compensation"  means Allowable
Compensation plus amounts contributed by an Employer pursuant to a salary reduction election and which are not includable in the Employee's gross income under section 125, 402(a)(8) and 402(b) of the Code. Testing Compensation for a Plan Year shall not include: (a) amounts greater than $200,000, multiplied by the Adjustment Factor; or (b) effective January 1, 1993, amounts earned before an Employee became an Eligible Participant. The total of Testing Compensation received by: (a) a Highly Compensated Employee who is one of the ten most Highly Compensated Employees and/or a 5% Owner, (b) his or her spouse or (c) his or her lineal descendants who have not attained the age of 19 by the end of the Plan Year, shall not exceed $200,000 (multiplied by the Adjustment Factor).

         4.2        Matched Contributions.
                    A Participant may elect Matched Contributions in accordance with one of the following methods:
                    (a) After-Tax Contributions. A Participant may make, by payroll deduction, After-Tax Contributions of 2%, 3% or 4% of his or her Compensation, which shall be allocated to his or her After-Tax Account.
                    (b) Compensation Reductions. A Participant (except for a Puerto Rican citizen employed in Puerto Rico) may elect to reduce his or her Compensation by 2%, 3% or 4% and to have his or her Employer contribute the amount of the reduction to the Plan. Compensation Reductions shall be allocated to a Participant's Pre-Tax Account.
                    (c) Combination Matched Contributions. To the extent permitted by the Committee, a Participant may make After-Tax Contributions of 2% of Compensation in accordance with subsection (a) above and (except for a Puerto Rican citizen employed in Puerto Rico) may elect Compensation Reductions of 2% of Compensation in accordance with subsection
(b) above.

         4.3        Non-Matched Contributions.
                    A Participant may make non-matched After-Tax Contributions by payroll deduction or by lump sum contribution and may (except for a Puerto Rican citizen employed in Puerto Rico) authorize non-matched Compensation Reductions, subject to the following limitations:
                    (a) Any non-matched Compensation Reductions for a Plan Year shall not exceed 12% of the Participant's Compensation for that Plan Year;
                    (b) Any non-matched After-Tax Contributions shall not exceed 17% of the Participant's Compensation for the Plan Year;
                    (c) For Plan Years beginning before 1993, a Participant who is eligible to participate in The Gap Nonqualified Supplemental Executive Retirement Plan may not make or authorize non-matched contributions to the Plan; and
                    (d) Effective January 1, 1993, for any Plan Year, the Committee may limit or prohibit contributions under this Article 4.3 with respect to Participants who are Highly Compensated Employees for such Plan Year.
         4.4        Employer Matching Contributions.
                    (a) The Employers shall make Employer Matching Contributions in amounts equal to a percentage of a Participant's Matched Contributions. Such percentage shall be determined with respect to each Employer by the Board and announced to Participants before the beginning of each Plan Year. The Board may provide for special percentages for Participants who are employed by more than one Employer. If no percentage is determined by the Board for a particular year, the percentage will be deemed to be 0%.
                    (b) The first $600 contributed as Employer Matching Contributions on behalf of a Participant during a Plan Year shall be allocated to his or her 100% Vested Company-Match Account. Additional Employer Matching Contributions for the Plan Year shall be contributed to the Participant's Regular Company-Match Account.

         4.5        Elections.
                    (a) The Committee shall establish procedures for election of After-Tax Contributions and Compensation Reductions by Participants and shall prescribe written forms for the making of such elections.
                    (b) A Participant may prospectively increase, decrease, or revoke his or her After-Tax Contribution and/or Compensation Reduction election at any time on the form prescribed by the Committee, subject to such rules as the Committee may establish. The prospective increase, decrease, or revocation of an election shall be effective as soon as practicable following the Committee's approval of the completed form, and shall remain in full force and effect until terminated or revoked in writing, or superseded by a new election.
                    (c) If the Committee determines that any limitation contained in Articles 4 or 5 will be violated in any Plan Year or taxable year of a Participant, the Committee shall take such action as it deems appropriate to assure compliance with such limitations. Such action may include a prospective reduction, revocation, or temporary suspension of After- Tax Contribution or Compensation Reduction elections of Participants, with or without the consent of such Participants, to the extent permitted by the Code.

         4.6        Timing of Contributions.
                    The Employers shall pay contributions to the Trust no later than 60 days after either the end of the payroll period triggering such contribution or the date any lump sum contribution is made.

         4.7        Excess Deferrals.
                    (a) 401(k) Maximum. Notwithstanding anything in this Article 4 to the contrary, a Participant's Compensation Reductions (when aggregated with all other elective deferrals to any plan maintained by an Affiliate) may not exceed the 401(k) Maximum.
                    (b) Excess Deferrals. If the Committee determines that an Excess Deferral has been made to the Plan on behalf of a Participant, the Committee shall cause the Excess Deferral, and any income attributable thereto, to be distributed to the Participant before April 15 following the calendar year of the deferral in accordance with section 402(g)(2)(A)(ii) of the Code. Income shall be allocated to Excess Deferrals in the manner provided in Article 4.9(c). Distributions of Excess Deferrals shall be deemed to be attributable first to non-matched Compensation Reductions and then, to the extent necessary, to matched Compensation Reductions.
                    (c) Allocated Excess Deferrals. If a Participant has, in accordance with section 402(g)(1)(i) of the Code, allocated to the Plan as Excess Deferrals amounts that would not otherwise be Excess Deferrals, the Committee may in its discretion distribute such amounts in accordance with subsection (b) above.

         4.8        Actual Deferral Percentage Limitation.
                    In no event shall the Actual Deferral Percentage (the "ADP") for Eligible Participants who are Highly Compensated Employees ("HCEs") for a Plan Year exceed the maximum ADP for the HCEs, as determined by reference to the ADP for Eligible Participants who are Non-Highly Compensated Employees ("NHCEs"), in accordance with the following table:

          If the ADP                          Then the Maximum ADP for
          for the NHCEs is                    the HCEs is:
          Less than 2%                        2.0 x NHCEs' ADP
          2% to 8%                            NHCEs ADP + 2%
          More than 8%                        1.25 x NHCEs' ADP

         4.9        Excess Contributions.
                    In the event that the Committee determines that the ADP for the Highly Compensated Employees exceeds the ADP maximum for a Plan Year, then the amount of any Excess Contributions contributed on behalf of a Highly Compensated Employee, and any income allocable thereto, shall be distributed to the Highly Compensated Employee before the close of the Plan Year that next follows the Plan Year to which the Excess Contributions relate.
                    (a) Determination of Excess Contributions. The amount of Excess Contributions for the Plan Year shall be determined in the following manner:
                                        (1)       The deferrals of the Highly
Compensated Employee(s) with the highest deferral rate shall be reduced to the extent necessary to satisfy the ADP test or until the deferral rate equals the deferral rate of the Highly Compensated Employee(s) with the next highest deferral rate, whichever is less. This process shall be repeated until the ADP test is satisfied.
                                        (2)       The amount of Excess
Contributions for a Highly Compensated Employee shall be equal to his or her deferrals (calculated using his or her original deferral rate), minus his or her deferrals calculated using the deferral rate as reduced under paragraph
(a)(1) above.
                                        (3)       The amount of Excess
Contributions, as determined according to the method described in this paragraph (a), shall be reduced by any Excess Deferrals previously distributed to a Participant for the Plan Year under section 4.7(c) above.
                                        (4)       Excess Contributions shall
be deemed to be attributable first to non-matched Compensation Reductions and then, to the extent necessary, to matched Compensation Reductions.
                    (b) Allocation Upon Family Aggregation. In the case of a Highly Compensated Employee whose deferral rate is determined under the Family Aggregation Rule of Article 4.1(g)(3), the deferral rate shall be reduced in accordance with the "levelling" method described in Treas. Reg section 1.401(k)-1(f)(2). Excess contributions for the family unit shall be allocated among the family members in proportion to the deferrals of each family member that has been combined.
                    (c) Allocation of Income. For Plan Years beginning before 1992, the income allocable to any Excess Contributions for such Plan
Year and for the period between the end of the Plan Year and the date of distribution shall be determined in accordance with Treas. Reg.
section 1.401(k)-1(f) (4)(ii)(C) and (D). Effective January 1, 1992, the income allocable to any Excess Contributions for the Plan Year and for the period between the end of the Plan Year and the date of distribution shall be determined in accordance with the method otherwise used under the Plan for allocation of earnings to Participants' accounts and the income allocable to those excess contributions.

         4.10       Actual Contribution Percentage Limitation.
      In no event shall the Actual Contribution Percentage (the "ACP") for Eligible Participants who are Highly Compensated Employees ("HCEs") for a Plan Year exceed the maximum ACP for the HCEs, as determined by reference to the ACP for Eligible Participants who are Non-Highly Compensated Employees ("NHCEs"), in accordance with the following table:

            If the ACP                          Then the Maximum ACP
            for the NHCEs is                    for the HCEs is:

            Less than 2%                        2.0 x NHCEs' ADP
            2% to 8%                            NHCEs ADP + 2%
            More than 8%                        1.25 x NHCEs' ADP


         4.11       Excess Aggregate Contributions.
                    In the event that the Committee determines that the ACP for the HCEs exceeds the ACP Maximum for a Plan Year, then the amount of any Excess Aggregate Contributions contributed on behalf of an HCE, and any income allocable thereto, shall be distributed to the HCE in the following order:
(a) unmatched After-Tax Contributions; (b) vested Employer Matching Contributions; and (c) matched After-Tax Contributions. Such distribution shall be made before the close of the Plan Year that next follows the Plan Year to which the Excess Aggregate Contributions relate. Any remaining Excess Aggregate Contributions that are non-vested Employer Matching Contributions shall be forfeited by the date given in the preceding sentence and shall be treated in the same manner as forfeitures under Article 6.3.
                    (a) Determination of Distributable Amount. The amount of Excess Aggregate Contributions for an HCE, the income allocable thereto and the family aggregation rules shall be determined in the manner provided in Article 4.9 with respect to Excess Contributions.
                    (b) Prohibition on Multiple Use. Notwithstanding any contrary Plan provision, the multiple use of the alternative methods of compliance with sections 401(k) and 401(m) of the Code, as set forth in sections 401(k)(3)(A)(ii)(II) and 401(m)(2)(A)(ii) of the Code shall not be permitted. In the event that multiple use occurs, it shall be corrected by reducing the ADP and/or ACP for HCEs (in the discretion of the Committee) and treating such reductions as Excess Contributions and/or Excess Aggregate Contributions (as appropriate) under Article 4.9 or this Article 4.11.

         4.12       Alternative Correction Methods.
                    In lieu of or in addition to the correction methods for Excess Contributions and Excess Aggregate Contributions set forth in Articles
4.9 and 4.11, the following methods may be employed:
                    (a) An Employer may, at its discretion, make a non-elective contribution on behalf of a group of Eligible Participants designated by the Employer who were Non-Highly Compensated Employees on the last day of the applicable Plan Year. Such contribution shall be allocated to Non-Elective Accounts of each Eligible Participant who is to share in such contribution and may be allocated at the discretion of the Employer in equal dollar amounts or in proportion to the Compensation of the Eligible Participants.
                    (b) Subject to article 5 and Article 4.10, a Participant may elect to recharacterize Excess Contributions under Article 4.9 as After-Tax Contributions in accordance with Treas. Reg. section 1.401(k)-1(f)(3). Contributions recharacterized under this subsection shall continue to be subject to all withdrawal restrictions applicable to Compensation Reductions.

         4.13       Correction of Employer Matching Contributions.
                    Employer Matching Contributions that are attributable to Excess Deferrals, to Excess Contributions or to After-Tax Contributions that are Excess Aggregate Contributions shall be forfeited and treated in the same manner as forfeitures under Article 6.3.

         4.14       Code ADP and ACP Rules Incorporated.
                    Articles 4.1 and 4.7 through 4.13 above are intended to satisfy the requirements of sections 401(k) and (m) of the Code and, to the extent not otherwise stated above, the provisions of such section and regulations thereunder are incorporated herein by reference.

         4.15       Profits Not Required.
                    The Employers shall make all contributions required under the Plan without regard to the extent of the Employers' earnings or profits for any Plan Year.

         4.16       Rollover Contributions.
                    (a)       Contributions.
                              The Committee may direct the Trustee to accept
a payment to the Trust of assets held for the benefit of any Employee who is or will become a Participant, if such payment qualifies as a direct transfer under section 401(a)(31) or a rollover under section 402(a) or (c) or 408(d)(3)(A)(ii) of the Code; provided, however, that all such payments must be in cash.
                    (b)       Accounting.
                              Assets paid to the Trust pursuant to this
Article 4.16 shall be credited to the Participant's Rollover Account, as of the date the contribution is received, which shall be fully vested and shall share in Trust gains or losses pursuant to Article 7.
                    (c)       Nonqualifying Rollovers.
                              If it is later determined that a payment made
pursuant to subsection (a) did not in fact qualify as a direct transfer under section 401(a)(31) or as a rollover under section 402(a)(5) or 408(d)(3)(A)(ii) of the Code, then the balance credited to the Rollover Account shall immediately be (i) segregated from all other Plan assets, (ii) treated as a nonqualified trust established by and for the benefit of the Participant, and (iii) distributed to the Participant. A nonqualifying rollover shall be deemed never to have been a part of the Trust.

         4.17       Effective Date.
                    Unless otherwise specifically indicated, Article 4.1 and Articles 4.7 through 4.13 shall be effective as of January 1, 1988.


                                ARTICLE 5
                               LIMITATIONS

         5.1        Limitations On Annual Allocations
                    (a) Notwithstanding any other provisions of this Plan to the contrary, the Aggregate Annual Additions to a Participant's Account for any Plan Year shall not exceed the lesser of 25% of the Participant's Allowable Compensation for such year or $30,000 (or such higher amount for the Plan Year as may be established by regulations under section 415(c) of the Code). The "Aggregate Annual Additions" for a Plan Year are the sum of all amounts (excluding rollover contributions) allocated to the Participant's Account under Article 4 and under any plan of an Affiliate (as determined in accordance with section 415(h) of the Code) that is aggregated with the Plan under Article 5.2(a), plus any other amounts treated as annual additions under section 415(c)(2) of the Code.
                    (b) In the event that the limitation in (a) would otherwise be exceeded with respect to any Participant, the following actions shall be taken in the following order, until the limitation in (a) is satisfied:
                              (i)       Some or all of the Participant's
unmatched After-Tax Contributions made during such Plan Year (if any) and earnings attributable thereto shall be returned to the Participant.
                              (ii)      Some or all of the Participant's
matched After-Tax Contributions during such Plan Year (if any) and earnings attributable thereto shall be returned to the Participant.
                              (iii)     Some or all of the Participant's
unmatched Compensation Reductions and earnings attributable thereto shall be returned to the Participant.
                               (iv)      Some or all of the Participant's
matched Compensation Reductions and earnings attributable thereto shall be returned to the Participant.
                    (c) To the extent that may be required under regulations pursuant to section 415 of the Code, Matching Contributions made with respect to contributions returned pursuant to subsection (b) above shall be forfeited or paid out to the Participant in accordance with such regulations.

         5.2        Other Plans
                    (a)       Defined Contribution Plans
                              All defined contribution plans (terminated or
not) maintained by an Employer or an Affiliate (as determined in accordance with section 415(h) of the Code) shall be aggregated with this Plan, and all plans so aggregated shall be considered as one plan in applying the limitations of this Article 5.2.
                    (b)       Defined Benefit Plans
                              If any Participant participates both in this
Plan and in one or more defined benefit plans maintained by any Employer or an Affiliate (as determined in accordance with section 415(h) of the Code) for the same Plan Year, then the sum of the "defined benefit plan fraction" and the "defined contribution plan fraction" (within the meaning of section 415(e) of the Code) shall not exceed 1.0.


                            ARTICLE 6
                       VESTING OF ACCOUNTS

         6.1        Automatic Vesting
                    (a)       Vesting at Age 60, Death or Disability
                      The entire value of a Participant's Account shall become fully vested when the Participant attains age 60 while an Employee, or upon his or her termination of employment by reason of death or Disability.
                    (b)       Vesting of Certain Accounts
                              A Participant's After-Tax Account, Pre-Tax
Account, 100% Vested Company-Match Account, Rollover Account and Non-Elective Account shall be fully vested at all times.

         6.2        Vesting Schedule
                    Except as otherwise provided in this Article 6, a Participant's Regular Company-Match Account and his or her Excess Company-Match Account shall become vested in accordance with the following schedule:

             Period of Service           Vested Percentage
             Less than 3 years                     0%
                3 years                           20%
                4 years                           40%
                5 years                           60%
                6 years                           80%
                7 years or more                  100%

Notwithstanding the foregoing, the vested percentage to be applied to the Regular Company-Match Account and Excess Company-Match Account of a Participant who made contributions to the Plan prior to January 1, 1985 shall not be less than it was under the terms of the Plan prior to January 1, 1985.

         6.3        Forfeitures (Effective September 1, 1992)
                    (a)       Date of Forfeiture
                    The portion of a terminated Participant's Regular Company-Match Account and Excess Company-Match Account that is not vested shall be forfeited on the earliest of the following dates:
                              (1)       The date of termination, if the
Participant had no vested interest in such Accounts on that date;
                              (2)       The date the Participant receives a
distribution of his entire vested interest in such Accounts; or
                              (3)       The date on which the Participant
completes a five-year Period of Severance.
                    (b)       Forfeiture Suspense Account
                      All forfeitures shall be credited to the Plan's "Forfeiture Suspense Account". The Forfeiture Suspense Account shall be a separate account of the Plan. Amounts held in the Forfeiture Suspense Account on any December 31 which have not been re-credited to Participants' Accounts under Article 6.3 shall be used to reduce the obligation of such Employer to make Matching Contributions and shall be allocated to the Accounts of Participants who are employed by such Employer in the same manner as the corresponding contribution would have been allocated.
                    (c)       Recrediting of Forfeitures
                              If the terminated Participant is reemployed and
again becomes a Participant before a five-year Period of Severance, an amount equal to the amount of any forfeiture under subsection (a)(1) or (2) above shall be withdrawn from the Forfeiture Suspense Account and recredited to the Participant's Regular Company-Match Account and Excess Company-Match Account as of his or her Employment Commencement date in the manner provided under
Article 6.4. If there are insufficient funds in the Forfeiture Suspense Account to make the necessary restoration, the Employer shall make a special contribution for this purpose which will be allocated to the appropriate account or accounts of the affected Participant and not in accordance with the other provisions of this Plan.

         6.4        Vesting in Recredited Forfeitures
                    Forfeitures recredited to the Regular Company-Match Account and Excess Company-Match Account of a Participant shall be treated as follows:
                    (a) If the Participant has not received any distributions from either such account, the amount of the forfeiture shall be recredited to the appropriate accounts, and his or her Regular Company-Match Account and Excess Company-Match Account shall thereafter be subject to the vesting schedule in Article 6.2.
                    (b) If the Participant has received a distribution of part or all of his or her vested interest in his or her Regular Company-Match Account and Excess Company-Match Account, the amount forfeited shall be re-credited to the appropriate accounts and the vested interest in his or her Regular Company-Match Account and Excess Company-Match Account shall be credited to a special account the vested percentage of which is determined by the formula, X = (C - D)/(100% - D), where:
                               (i)       X is vested percentage;
                               (ii)      C is the Participant's current vested
percentage under the Plan;
                              (iii)     D is (1) the vested percentage as of
the date the prior distribution was made if the Participant received a distribution of his or her full vested percentage or (2) if there was not a distribution of the full vested percentage, "D" is the percentage of the account previously distributed.

         6.5        Reemployment After 5 Years
                    If a Participant is reemployed after a Period of Severance of five or more years, a new Account shall be established for the Participant for future Employer contributions but there will be no recrediting of amounts previously forfeited.

         6.6        Reallocation of Lost Participant's Account
                    Effective July 1, 1992, if all or a portion of a Participant's Account becomes payable under Article 9 and the Committee cannot locate the Participant or his or her Beneficiary (if such Beneficiary is entitled to payment), the Committee shall make a reasonable attempt to find the Participant or Beneficiary, including securing any assistance available from the Internal Revenue Service. If the Committee cannot locate the Participant or Beneficiary after such reasonable search, the Participant's vested Account shall be forfeited and allocated to the Forfeiture Suspense Account. If the Participant or his or her Beneficiary subsequently presents a valid claim for benefits to the Committee, the Committee shall cause the vested Account, equal to the amount which was forfeited under this Article 6, to be restored.


                             ARTICLE 7
                INVESTMENT FUNDS, ALLOCATION OF TRUST
               INCOME OR LOSS AND VALUATION OF ACCOUNTS

         7.1        Investment Funds
                    (a) The assets of the Trust Fund shall be allocated among such investment funds as the Board may from time to time determine, including the Money Market Fund and The Gap Stock Fund (the "Investment Funds").
                    (b)       Money Market Fund
                              The primary investment objective of this fund
shall be to minimize the risk of market fluctuations while maximizing the safety of principal and to obtain the highest current income commensurate with those objectives.
                    (c)       Gap Stock Fund
                              The sole investment objective of this fund shall
be to acquire and hold shares of the common stock of The Gap, Inc.

         7.2        Separate Accounts
                    The Committee shall open and maintain a separate Account for each Participant. Each Participant's Account shall reflect the amounts allocated thereto and distributed therefrom and such other information as affects the value of such Account pursuant to this Plan.

         7.3        Quarterly Valuation
                    As of each Valuation Date, the Committee shall secure from the Trustee a statement of receipts and disbursements of each Investment Fund during the three month period ending on that day and of the fair market value of such Investment Fund on that day and, based on such statement, a determination shall be made of the amount of the net income or loss of such Investment Fund, including the net appreciation or depreciation in the value of such Investment Fund since the next preceding Valuation Date. The Committee shall allocate to each Participant's Account that portion of such income or loss as is equal to the proportion that the value of his or her sub-Account in such Investment Fund (if any) bears to the value of all such sub-Accounts. Subject to Article 7.4, the Committee shall adopt procedures to determine the appropriate gain or loss that shall be apportioned in the case of contributions, transfers, loans, withdrawals or rollovers that shall have occurred since the immediately preceding Valuation Date.

         7.4        Valuation of Account When Payment Is Due
                    Except as otherwise specifically provided herein, when a total distribution is to be made from a Participant's Account, the value of the Account shall be determined as of the Valuation Date coinciding with or preceding the distribution date. Earnings and loss shall be credited to the Participant's Account for the period of time from the Valuation Date as of which the amount of the payment is determined up to the date on which payment is actually made. Such interest shall be computed by the Committee at the average rate being credited to the Money Market Fund. For this purpose the daily rate being credited by the Trustee to the Money Market Fund at the beginning of each month shall be deemed to apply to all succeeding days in such month. Notwithstanding the foregoing, in the event that the distribution to a Participant shall include shares of the common stock of The Gap, Inc. earnings and loss shall be credited only on the amount of cash distributed to the Participant.

         7.5        Statement of Accounts
                    As soon as practicable after each Valuation Date, the Committee shall furnish to each Participant a statement of his or her Account, as determined as of such valuation date. Upon the discovery of any error or miscalculation in an Account, the Committee shall correct the same, to the extent feasible. Statements to Participants are for reporting purposes only, and no allocation, valuation or statement shall vest any right or title in any part of the Trust Fund, nor require any segregation of Trust assets, except as is specifically provided in this Agreement.

         7.6        Special Valuation Dates at Committee Discretion
           The Committee may direct the Trustee to determine the fair market value of the Trust Fund and may make a determination of Trust income or loss as of any other date. If the allocation of such Trust income or loss will produce a significant change in the value of Participants' Accounts, and if such valuation shall affect a distribution, then such date shall thereupon be deemed a Valuation Date, and allocation of the Trust income or loss to Participant's Accounts shall be made in accordance with the provisions of
Article 7.3.

         7.7        Restoration Procedures
                    In the event that a Participant's Account was improperly excluded in any year from an allocation of a contribution, income, gain or loss, such Participant's Account shall be restored to its correct status by the addition of amounts in the manner reasonably determined by the Committee. The Employers shall contribute the amounts necessary to fully restore such Amounts.


                                ARTICLE 8
                          INVESTMENTS AND LOANS

         8.1        Investment Authority
                    The Committee is hereby granted full power and authority to direct the Trustee to invest and reinvest the Trust Fund or any part thereof in accordance with the standards set forth in Article 11, and subject to Articles 7.1 and 8.3.

         8.2        Appointment of Investment Manager
                    The power of the Committee to direct, control or manage the investment of the Trust Fund may be delegated to an investment manager appointed by the Committee. Such investment manager, if appointed, must acknowledge in writing that he or she is a fiduciary with respect to the Trust Fund and shall then have the power to manage, acquire, or dispose of any asset of the Trust Fund. An investment manager must be a person who is (i) registered as an investment advisor under the Investment Advisors Act of 1940;
(ii) a bank, as defined in that Act, or (iii) an insurance company qualified to perform such services under the laws of more than one state.

         8.3        Investment Direction
                    A Participant may direct the investment of his or her Account among the funds designated under Article 7.1. Any such investment direction shall specify the percentage of the current balance of his or her Account that shall be invested in each of the funds permitted under Article
7.1. The Participant may specify any percentage that is a whole multiple of five percent (5%) and does not in the aggregate exceed one hundred percent (100%). Notwithstanding the foregoing, the maximum amount that a Participant may direct to be invested in the Gap Stock Fund is fifty percent (50%) of the current balance of his or her Account. The Committee shall develop and maintain rules governing the rights of Participants to change their investment directions with respect to (a) contributions and compensation deferrals that will be added to their Accounts in the future and (b) amounts already in their accounts, and may permit Participants to designate different investment percentages with respect to such amounts. Investment changes shall be permitted quarterly, pursuant to the rules established by the Committee. The Account of a Participant who fails to specify investment directions shall be 100% invested in the Money Market Fund.

         8.4        Loans to Participants
                    (a)       Loan Program
                              The Trustee shall, when so directed by the
Committee, make a loan or loans to a Participant or Beneficiary in accordance with the loan program set forth in Appendix B, which may be modified by the Committee at its discretion. In determining whether the limitations of the Article have been exceeded at any date, all loans made at any time from the Plan (or from any other qualified plans maintained by an Employer or an Affiliate) to a Participant or Beneficiary and still outstanding on such date shall be aggregated, and the Participant's vested interest in all qualified plans maintained by an Employer or Affiliate, shall be aggregated.
                    (b)       Loan Charges
                              Any charges levied by the Trustee relating to
the establishment of a separate loan account for a Participant may be passed on to him in a non-discriminatory manner. All Participants and Beneficiaries receiving a loan from the Plan shall receive a clear statement of all charges involved in the loan transaction.
                    (c)       Loan Treated as Segregated Account
                              Any loan made to a Participant or Beneficiary
shall be accounted for as a segregated account in the Trust. Repayments of the principal amount of the loan will reduce the total amount of principal due in the segregated loan account by the amount of such payments and will increase by an equal amount the restored value of the Participant's Account. Payments of interest on such loan will reduce the total amount of interest due in the segregated loan account and such payments shall be credited directly to the Participant's Account.

         8.5        Voting of Company Stock
                    The Trustee shall be authorized to vote the shares of the common stock of The Gap, Inc. held by the Gap Stock Fund as hereinafter provided:
                    (a) At the time notice of any meeting of the shareholders of The Gap, Inc. is to be mailed to such shareholders, the Committee shall cause a notice and form of proxy to be prepared and delivered to each Participant whose Accounts are invested in whole or in part in the Gap Stock Fund. The proxy shall permit each such Participant to direct the Trustee as to how it shall vote at such meeting or any adjournment thereof the number of shares of such common stock allocated to the Participant's Account. The notice shall contain instructions for the use of the proxy and shall state that the proxy must be completed and returned to the Trustee or other agent designated by the Retirement Committee at least five days prior to the date of the shareholders' meeting to be effective.
                    (b) The Trustee shall vote all shares of such common stock for which it receives timely, signed, and dated proxies in accordance with those proxies. With respect to shares for which the Trustee does not receive timely, signed, and dated proxies, the Trustee shall vote such shares in accordance with instructions given by the Committee.


                               ARTICLE 9
                     DISTRIBUTIONS AND WITHDRAWALS

         9.1        General
                    (a)       Benefits from Trust Only
                              Benefits under the Plan shall be distributed
solely from the Trust. The Employer has no liability or responsibility for Plan benefits or for the Trust.
                    (b)       Administrative Rules
                              Distributions shall be made by the Trustee only
in accordance with the directions of the Committee. The Committee has the authority to direct the distributions in accordance with the terms and conditions of the Plan, but the Committee shall have no power of discretion or consent with regard to a Participant's or Beneficiary's choice of the form or timing of a distribution, except as specifically stated herein or to the extent that the Committee is constrained by the options available under the Plan or by the requirements of law or regulation.

         9.2        Distribution upon Termination or Disability
                    Unless otherwise specifically provided in the Plan, distribution of a Participant's Account shall not be made before the Participant's death, Disability or termination of employment with all Employers and Affiliates. Upon a Participant's termination or Disability, distribution shall be made as follows:
                    (a)       Amounts under $3,500
                              If the Participant's vested Account balance does
not exceed $3,500 and has not exceeded $3,500 at the time of any earlier distribution, distribution shall be made in a lump sum as soon as practicable after the amount can be determined.
                    (b)       Amounts over $3,500
                              In all other cases, the Participant may elect
in writing to:                (1)       Begin distribution as soon as
practicable after the amount can be determined; or
                              (2)       Defer receipt of payments in
accordance with subsection (c) below.
                    (c)       Deferral of Distributions
                              (1)       A Participant who meets the
requirements of subsection (b) above may defer the commencement of a distribution by providing the Committee with a written, signed notice specifying the date on which distribution is to be made, provided that distribution must begin no later than April 1 after the Participant reaches age 70 1/2.
                              (2)       In the case of a Participant who does
not elect an immediate distribution and who does not provide a written notice in accordance with subsection (c)(1) above, distribution shall be deferred until the Participant reaches age 62 unless the Participant consents in writing to an earlier distribution within 90 days of the date of such distribution.
                    (d)       Distribution Deadline
                              Unless deferred at the election of the
Participant pursuant to subsection (c) above, distribution to a Participant must begin no later than the 60th day after the end of the Plan Year in which the latest of the following dates occurs:
                               (1)       The date the Participant reaches age
65;
                               (2)       The 10th anniversary of the
Participant's commencement of participation in the Plan; or
                               (3)       The date the Participant's service
with the Employer terminates.
However, if the amount of the payment cannot be ascertained and/or the Participant cannot be located by the date required above, payment shall be made within 60 days after all the facts are known.

         9.3        Distribution at Age 70-1/2
                    Distribution of a Participant's vested Account shall be made or begin no later than April 1 following the year the Participant reaches age 70-1/2 (or such later date as is specified by the Internal Revenue Service in the case of Participants who reached age 70-1/2 before December 31, 1987). A Participant who is an Employee on such date shall receive, for the duration of his or her employment, distributions in periodic installments equal to the required minimum distribution under section 401(a)(9)(A)(ii) of the Code and regulations thereunder. Upon the Participant's termination of employment, the remainder of his or her vested Account shall be distributed in a lump sum payment.

         9.4        Method of Payment to a Participant
                    (a) Form of Payment. Except as otherwise provided in Section 9.3, payment will be made to a Participant in a lump sum. To the extent that may be required under the Code, for payments after December 31, 1992, a Participant may elect to have the payment made directly to the trustee or sponsor of an eligible retirement plan. For purposes of this payment option, "eligible retirement plan" means an individual retirement account, an individual retirement annuity, a qualified defined contribution plan which permits the acceptance of rollover distributions, or a qualified annuity plan described in section 403(a) of the Code. In order to elect a direct payment, a Participant must specify the eligible retirement plan which is to receive the payment in the form and at the time specified by the Plan Administrator. Notwithstanding any other provision of the Plan, a direct payment pursuant to this subsection shall be subject to any conditions or limitations imposed by the eligible retirement plan.
                    (b) Payment in Cash or in Kind. Payment will normally be made in cash; provided, however, that, to the extent that a Participant's Account is invested in whole or in part in the Gap Stock Fund, he or she may elect to receive a portion of his or her lump sum payment in the common stock of The Gap, Inc.; further provided that, for distributions before January 1, 1993, no distribution of fewer than ten shares of stock of The Gap, Inc. shall be made. Payments in the common stock shall be made as follows:
                             (i)       the number of shares of the common
stock included in the distribution shall be the number of shares allocated as of the last valuation date plus any shares purchased by subsequent contributions and less any shares liquidated since the last valuation,
                              (ii)      the fair market value of the shares
distributed shall be determined as of the Valuation Date used to establish the total amount to be distributed to the Participant,
                              (iii)     the amount determined in (ii) plus the
cash distributed to the Participant shall be equal to the amount which would otherwise be distributed to such Participant,
                              (iv)      the Committee will establish
procedures to ensure that by permitting Participants to elect to receive a portion of their distribution in shares of the common stock of The Gap, Inc., the interests of all other Participants will not be adversely affected.

         9.5        Distribution Upon Death of Participant
  If a Participant dies before payment has been made to him, his or her Account shall be distributed as follows:
                    (a) Distribution to a Beneficiary will be made as soon as practicable following the Participant's death, provided that a surviving spouse may defer receipt of such payment until the date on which the Participant would have reached his or her 65th birthday provided the Participant's Account balance is more than $3,500. If such spouse dies before receiving such payment, the provisions of this Article 9.5 shall be applied as if such spouse were the Participant.
                    (b) Distribution to a Beneficiary who is the Participant's surviving spouse shall be made in a lump sum. A non-spouse Beneficiary may elect to receive payment in a lump sum or in five or fewer equal annual installments. All installment distributions pursuant to this subsection must be completed within five years of the Participant's death.

         9.6        Distributions to Minors or Legal Incompetents
                    In case of any distribution to a minor or to a legally incompetent person, the Committee may: (a) direct the Trustee to make the distribution to his or her legal representative, to a designated relative, or directly to such person for his or her benefit; or (b) instruct the Trustee to use the distribution directly for his or her support, maintenance, or education. The Trustee shall not be required to oversee the application, by any third party, of any distributions made pursuant to this Article 9.6.

         9.7       Distributions Made Pursuant to Pre-1984 Designations
                   The provisions of Article 9.3 shall not apply to distributions made pursuant to a Participant's written designation to defer commencement of his or her distribution which met the provisions of the Code as they existed prior to the enactment of the Tax Equity and Fiscal Responsibility Act of 1982.

         9.8        In-Service Withdrawals
                    (a)       Committee Establishes Rules
                              The Committee has the power to establish uniform
and nondiscriminatory rules and from time to time to modify or change such rules governing the manner and method by which Participant withdrawals may be made.
                    (b)       Withdrawal Charged to Participant's Account
                           The Committee shall direct the Trustee to make a
distribution to a Participant who is an active Employee of the amount which such Participant is eligible to withdraw and the amount of such withdrawal shall be charged by the Committee against the Account of the Participant. Effective January 1, 1992, withdrawals under this Article 9.8 will be charged against the Participant's Account as of the date of the withdrawal, and earnings or loss attributable to the withdrawal shall be credited to the Account for the period between the preceding Valuation Date and the actual date of payment.
                    (c)       Withdrawals Permitted for Hardship
                              (i)       At the request of a Participant, the
Committee shall authorize a withdrawal at any time from his or her Pre-Tax Account, provided that authorization for such withdrawal and the amount thereof shall be given only on account of hardship incurred by the Participant which imposes immediate and heavy financial needs which may not reasonably be met by the Participant's other resources. Such withdrawal shall not exceed the amount required to meet the immediate financial need created by the hardship plus income and excise tax attributable to such withdrawal. The amount which may be withdrawn from such Participant's Pre-Tax Account shall not exceed the lesser of:
                                        (1)     The value of his or her Pre-
Tax Account; or
                                        (2)     The value of his or her Pre-
Tax Account as of December 31, 1988, plus the total of the contributions allocated to his or her Pre-Tax Account since December 31, 1988, less any amounts withdrawn from his or her Pre-Tax Account after such date.
                              (ii)      A distribution shall be deemed to be
due to an immediate and heavy financial need if it is on account of:
                                        (1)     Medical expenses incurred or
clearly anticipated by the Employee or his or her spouse or other dependent;
                                        (2)     Purchase of the Employee's
principal residence;
                                        (3)     Payment of tuition and related
fees for the next twelve or fewer months of post-secondary education for the Employee or his or her spouse or other dependents;
                                        (4)     The need to prevent the
eviction from or the foreclosure on the mortgage of the Employee's principal residence;
                                        (5)     Payment of funeral expenses
of a family member; or
                                        (6)     Such other needs to be added
by the Commissioner of Internal Revenue.
                              (iii)     A distribution shall be treated as
necessary to satisfy a financial need if the Employee represents in writing that the need can not be relieved:
                                        (1)     Through reimbursement or
compensation by insurance or otherwise;
                                        (2)     By liquidation of the
Employee's assets to the extent that such liquidation would not cause an immediate and heavy financial need;
                                        (3)     By cessation of elective
contributions under the Plan; or
                                        (4)     By other distributions or
loans from this Plan or any other plan or by borrowing from commercial sources on reasonable terms.
                    (e)       Withdrawals Permitted Without Hardship
                              Upon the request of a Participant, the Committee
may authorize a withdrawal from his or her After-Tax and Rollover Accounts at any time but limited to one withdrawal of this type per fiscal year. In addition, amounts may be withdrawn from the portion of his or her 100% Vested Company-Match Account which is attributable to Contributions made after 1987 and from the vested portion of his or her Regular Company-Match Account. The Committee may require up to 30 days' written notice for any withdrawal. Such a withdrawal shall be made from the appropriate Account or Accounts in the order named in this paragraph.
                              The following rules shall apply:
                              (i)     Amounts may not be withdrawn which would
include employer contributions made in the preceding 24 months or earnings attributable thereto.
                              (ii)    A Participant's vested interest in his
or her Regular Company-Match Account from which he or she has received an in-service withdrawal shall be determined in accordance with Article 6.4(b).
                    (f)       Suspension of Participation
                              Any Participant who makes a withdrawal pursuant
to this Article 9.8 shall be suspended from making After-Tax Contributions and Compensation Reductions until the Entry Date next following a 12-month period after the date of application for withdrawal, unless the withdrawal was made only from the Participant's After-Tax Unmatched Account. This provision shall not be effective for withdrawals after June 30, 1991.

         9.9        Complete Withdrawal
                    A Participant who has reached the age of 60 may withdraw his or her entire account, or some lesser amount, without establishing hardship and without incurring a suspension of his or her right to make contributions to the Plan. This right may not be exercised more than once per calendar year. Such withdrawals shall be charged against the Participant's Account in accordance with Article 9.8(b).

         9.10 Limitations on Distributions Upon Plan Termination Distributions of a Participant's Pre-Tax Account upon termination of the Plan shall not commence prior to the Participant's termination of employment or his or her attainment of age 60 except for hardship withdrawals in accordance with Article 10.10, unless payment is made in a lump sum and (i) no successor defined contribution plan is adopted (other than an ESOP as defined in Code section 4975(e)(7)); or (ii) the distribution is:
                    (1) After the date of and in connection with the sale of all Employer assets used in its trade or business to a non-Affiliated Employer by whom the Participant is still employed and who does not maintain this Plan after such sale;
                    (2) After the date of and in connection with the sale of an incorporated Affiliate's interest in a subsidiary by whom the Participant is employed and which does not maintain this Plan after such sale; or
                    (3) Otherwise permitted by applicable law and regulations.


                               ARTICLE 10
                        FIDUCIARY RESPONSIBILITY

         10.1        Named Fiduciaries
                     The authority to control and manage the operation and administration of the Plan shall be allocated as provided in the trust agreement between the Board, the Committee and the Trustee, all of whom are named fiduciaries under ERISA. In addition, procedures for the appointment of another fiduciary, an investment manager, are set forth in Article 8.2.

        10.2        Fiduciary Standards
                    Each fiduciary shall discharge its duties with respect to
the Plan solely in the interest of the Participants and Beneficiaries as
follows:            (a)       For the exclusive purpose of providing benefits
to Participants and their Beneficiaries;
                    (b)       With the care, skill, prudence and diligence
under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;
                    (c)       By diversifying the investments of the Trust
Fund so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and
                    (d)       In accordance with the Plan and the trust
agreement.

         10.3        Fiduciaries Liable for Breach of Duty
                    A fiduciary shall be liable, as provided in ERISA, for any breach of his or her fiduciary responsibilities. In addition, a fiduciary under this Plan shall be liable for a breach of fiduciary responsibility of another fiduciary under this Plan, but only as provided under section 405 of ERISA.

        10.4        Fiduciary May Employ Agents
                    Any person or group of persons may serve in more than one fiduciary capacity with regard to the Plan. A fiduciary other than the Trustee may, with the consent of the Board, employ one or more persons to render advice and assistance with regard to any function such fiduciary has under the Plan and delegate to one or more persons any fiduciary and/or ministerial responsibility under the Plan, except for management and control of Plan assets which may be delegated in accordance with Article 8.2. The expenses of such persons shall be paid by the Trust if not paid by the Employer.

         10.5        Authority Outlined
                    (a)       Board Authority
                              The Board shall have the power, authority and
discretion to amend and terminate the Plan, to appoint and remove members of the Committee, to appoint and remove a Trustee and to establish the ratio of Employer matching contributions under Article 4.3.
                    (b)       Committee Authority
                              The Committee shall have all the power,
authority and discretion necessary to administer the Plan and control its operation including, but not limited to the power, authority and discretion to:
                              (i)       Allocate the contributions made by
Participants and Employers;
                              (ii)      Establish rules pertaining to
Participants' contributions and salary deferrals and their suspension and withdrawals;
                              (iii)     Determine the amount and allocation
of the Trust income or loss;
                              (iv)      Direct the Trustee with respect to
additional valuations;
                              (v)       Maintain separate Accounts for
Participants;
                              (vi)      Furnish, and correct errors in,
statements or Accounts;
                              (vii)     Direct the Trustee with respect to
distributions;
                              (viii)    Direct the segregation of assets;
                              (ix)      Direct distribution of the interests
of incompetent persons and minors;
                              (x)       Construe the terms of the Plan and
determine questions thereunder;
                              (xi)      Establish a funding policy;
                              (xii)     Appoint and delegate duties to an
investment manager;
                              (xiii)    Employ advisors and assistants and
delegate duties to one or more persons; and
                              (xiv)     Direct the Trustee with respect to its
duties and investments.
                    The Committee's actions and determinations in accordance with this Article shall be binding on all parties and shall be given the greatest deference permitted by law.
                    (c)       Trustee Authority
                              The Trustee shall have the authority in
accordance with the trust agreement to establish the fair market value of the Trust Fund, to value segregated Accounts, to employ advisors, agents and counsel, to hold the Trust assets and to render accounts of its administration of the Trust.

         10.6 Fiduciaries Not to Engage in Prohibited Transactions A fiduciary shall not cause the Plan to engage in a transaction if he or she knows or should know that such transaction constitutes a prohibited transaction under section 406 of ERISA or section 4975 of the Code, unless such transaction is exempted under section 408 of ERISA or section 4975 of the Code.


                                ARTICLE 11
                                COMMITTEE

         11.1        Appointment of Committee
                    The Board shall appoint a Committee to manage and administer this Plan in accordance with the provisions hereof, each member to serve for such term as the Board may designate or until a successor member has been appointed or until removal by the Board. Vacancies due to resignation, death, removal or other cause shall be filled by the Board. Members shall serve without compensation for Committee service. All reasonable expenses of the Committee shall be paid by the Company.

         11.2        Committee Operating Rules
                    The Committee shall act by agreement of a majority of its members, either by vote at a meeting or in writing without a meeting. By such action, it may authorize one or more members to execute documents on its behalf and direct the Trustee in the performance of its duties hereunder. A member of the Committee who is also a Participant hereunder shall not vote or act upon any matter relating solely to himself. In the event of a deadlock or other situation which prevents agreement of a majority of the Committee members, the matter shall be decided by the Board.

         11.3        Committee Powers
                    The Committee shall have the power and duty to do all things necessary or convenient to effect the intent and purpose of this Plan and, not inconsistent with any of the provisions thereof, whether or not such powers and duties are specifically set forth herein, and, not in limitation by an amplification of the foregoing, shall have the power to construe the Plan and to determine all questions that shall arise hereunder, including, particularly, directions to and questions submitted by the Trustee on all matters necessary for it properly to discharge its power and duties. Decisions of the Committee made in good faith upon any matters within the scope of its authority shall be final and binding on the Employers, the Trustee, Participants, their Beneficiaries and all others and shall be given the greatest deference permitted by law. The Committee, at all times, in making and carrying out its decisions and directions, shall act in a uniform and non-discriminatory manner and may from time to time prescribe and modify uniform rules of interpretation and administration.

         11.4        Committee to Establish Funding Policy
                    The Committee shall establish a funding policy for the Trust Fund bearing in mind both the short-run and long-run needs and goals of the Plan. The Committee shall review such policy prior to the end of each Plan Year for its appropriateness under the circumstances then prevailing. The Funding policy shall be communicated to the investment manager of the Trust Fund, if one shall have been appointed, so that the investment policy of the Trust Fund can be coordinated with Plan needs.

         11.5        Committee May Retain Advisors
                    The Committee may from time to time or on a continuing basis, retain such agents or advisors including, specifically, attorneys, accountants, actuaries, investment counsel, consultants and administrative assistants, as it considers necessary to assist it in the proper performance of its duties. The expenses of such agents or advisors shall be paid by the Employers, or, if not paid by the Employers, the Committee may direct that such expenses be paid from the Trust Fund.

         11.6        Claims Procedure
                    (a)       Claim Must Be Submitted Within 60 Days
                      The Committee shall determine Participants', Alternate Payees' and Beneficiaries' rights to benefits under the Plan. In the event of a dispute over benefits, a Participant, Beneficiary or Alternate Payee under Article 14.2 may file a written claim for benefits with the Committee, provided that such claim is filed within 60 days of the date the Participant, Beneficiary or Alternate Payee receives notification of the Committee's determination.
                    (b)       Requirements For Notice of Denial
                 If a claim is wholly or partially denied, the Committee shall provide the claimant with a notice of denial, written in a manner calculated to be understood by the claimant and setting forth:
                              (i)       The specific reason(s) for such
denial;
                              (ii)      Specific references to the pertinent
plan provisions on which the denial is based;
                              (iii)     A description of any additional
material or information necessary for the claimant to perfect the claim with an explanation of why such material or information is necessary; and
                              (iv)      Appropriate information as to the
steps to be taken if the claimant wishes to submit his or her claim for review. The notice of denial shall be given within a reasonable time period but no later than 90 days after the claim is filed, unless special circumstances require an extension of time for processing the claim. If such extension is required, written notice shall be furnished to the claimant within 90 days of the date of claim was filed stating the special circumstances requiring an extension of time and the date by which a decision on the claim can be expected, which shall be no more than 180 days from the date the claim was filed. If no notice of denial is provided as herein described, the claimant may appeal the claim though the claim had been denied.
                    (c)       Claimant's Rights if Claim Denied
                              The claimant and/or his or her representative
may appeal the denied claim and may:
                              (i)       Request a review upon written
application to the Committee;
                              (ii)      Review pertinent documents; and
                              (iii)     Submit issues and comments in
writing; provided that such appeal is made within 60 days of the date the claimant receives notification of the denied claim.
                    (d)       Time Limit on Review of Denied Claim
                              Upon receipt of a request for review, the
Committee shall within a reasonable time period but not later than 60 days after receiving the request, provide written notification of its decision to the claimant stating the specific reasons and referencing specific plan provisions on which its decision is based, unless special circumstances require an extension for processing the review. If such an extension is required, the Committee shall notify the claimant of such special circumstances and of the date, no later than 130 days after the original date the review was requested, on which the Committee will notify the claimant of its decision.
                    (e)       No Legal Recourse Until Claims Procedure
Exhausted
                              In the event of any dispute over
benefits under this Plan, all remedies available to the disputing individual under this Article 11.6 must be exhausted before legal recourse of any type is sought.

         11.7        Committee Indemnification
                    To the fullest extent permitted by law, the Employers agree to indemnify, to defend, and hold harmless the members of the Committee, individually and collectively, against any liability whatsoever for any action taken or omitted by them in good faith in connection with this Plan and the Trust or their duties hereunder and for any expenses or losses for which they may become liable as a result of any such actions or non-actions unless resultant from their own willful misconduct; and the Employers may purchase insurance for the Committee to cover any of their potential liabilities with regard to the Plan and Trust.


                                ARTICLE 12
                        TOP-HEAVY PLAN PROVISIONS

         12.1 Definitions. For purposes of this Article 12, the following words and phrases shall have the following meanings:
                    (a) "Key Employee" means, with respect to a Plan Year, any Employee or former Employee who, at any time during the Plan Year or during any of the four preceding Plan Years is or was:
                              (i)       An officer and any Employee with the
authority of an officer of an Employer with Compensation of more than 1.5 times the applicable limit under Code section 415(c)(1)(A) for the applicable Plan Year; or
                              (ii)      One of the 10 Employees who (a) own
(or are considered as owning within the meaning of section 318 of the Code) the largest interests in an Employer or Affiliate, provided that such ownership is at least 1/2% and (b) have annual Compensation from an Employer greater than the dollar limitation under Code section 415(c)(1)(A) for the applicable Plan Year; or
                              (iii)     A 5% shareholder of an Employer or an
Affiliate (or an individual considered to be a 5% shareholder within the meaning of section 318 of the Code); or
                              (iv)      A 1% shareholder of an Employer or an
Affiliate (or an individual considered to be a 1% shareholder within the meaning of section 318 of the Code) with total annual compensation (as defined in regulations under section 415 of the Code) from Employers or Affiliates of more than $150,000 for any Plan Year of such 1% ownership.

A Beneficiary of a Key Employee shall be considered to be a Key Employee. Notwithstanding the above, the Committee shall be guided by the provisions of applicable law, regulations and guidelines in determining Key Employees for any Plan Year and shall maintain records adequate to determine Key Employees for any Plan Year.
                    (b) "Top-Heavy Plan" means the Plan during a Plan Year in which the aggregate value of the Accounts of Key Employees exceeds 60% of the aggregate value of all Accounts under the Plan as of the Determination Date for such Plan Year.
                              (i)       Required Aggregation To Determine Top-
Heaviness
                                        If (1) a Key Employee is a Participant
in this Plan for any Plan Year and one or more Employers maintain or have maintained any other qualified plan or plans (including terminated plans) in which a key employee is a participant for such Plan Year or (2) one or more Employers maintain or have maintained any other plans (including terminated plans) which enable this Plan to meet the requirements of Code section 401(a)(4) or 410 for any Plan Year, then this Plan's top-heaviness shall be determined for such Plan Year by aggregating the accounts and/or present value of accrued benefits of participants in this Plan and all such plans.
                              (ii)      Permissive Aggregation to Determine
Top Heaviness
                                        If one or more Employers maintains
or have maintained any plans (including terminated plans) other than the one described in (i) above, the Committee may aggregate the accounts and/or present value of accrued benefits of participants in any such plan with those of this Plan to determine whether this Plan is a Top-Heavy Plan for any Plan Year, provided that the requirements of Code sections 401(a)(4) and 410 would continue to be met by treating this Plan, any plan that must be aggregated with the Plan under (1) above and any other plan referred to in this sentence as one unit. In determining top-heaviness and the aggregate value of accounts and/or accrued benefits under this Article, the Committee shall be guided by the provisions of applicable law, regulations and guidelines.
                    (c) "Determination Date" means, with respect to any Plan Year, the last day of the preceding Plan Year.

         12.2        Application
                    The provisions of this Article 12 shall apply only in the case of a Plan Year in which the Plan is a Top-Heavy Plan.

         12.3        Special Employer Contribution
                    A special Employer contribution shall be made which is equal to 3% of the W-2 compensation received (but not in excess of $200,000) by each Eligible Employee while he or she was eligible to Participate during such year whether he or she did or did not elect to Participate and regardless of whether he or she remained an Eligible Employee at the end of the Plan Year. Such contribution shall be allocated to the Regular Employer Account of each such Eligible Employee.

         12.4        Vesting
                    The vesting schedule in Article 6.2 shall become as follows for all future Plan Years:
         Period of Service                            Vested Percentage
         Less than 2 years                                   0%
              2 years                                       20%
              3 years                                       40%
              4 years                                       60%
              5 years                                       80%
              6 years                                      100%


                                 ARTICLE 13
                    AMENDMENT, TERMINATION AND MERGER

         13.1        Company May Amend Plan
                    (a) The Company reserves the right to amend this Plan to any extent and in any manner deemed advisable by action of the Board. The Employers, the Trustee, all Participants, their Beneficiaries and all other persons having any interest hereunder shall be bound by any such amendment; provided, however, that no amendment shall:
                              (1)       Except as provided in Articles 13.4
and 13.5, cause or permit any part of the principal or income of the Trust to revert to the Employers or to be used for, or be diverted to, any purpose other than the exclusive benefit of Participants or their Beneficiaries; or
                              (2)       Adversely affect the then accrued
benefits of any Participants; or
                              (3)       Eliminate an optional form of
distribution for Account balances accrued before such amendment.
                    (b) If the vested percentage of any Participant who is credited with at least a three-year Period of Service would be less (as to future contributions) as the result of either an amendment to the Plan or the Plan's becoming and thereafter ceasing to be a Top-Heavy Plan, then each such Participant should have his or her vested percentage determined under the Plan without regard to the amendment or cessation.

         13.2 Company May Terminate Plan or Discontinue Contributions The Company has established the Plan with the bona fide intention and expectation that the Plan will continue indefinitely, and that Employers will be able to make contributions indefinitely, but the Employers shall be under no obligation to continue their contributions or to maintain the Plan for any given length of time and may, in their sole discretion, completely discontinue their contributions and the Company may, in its sole discretion, terminate the Plan at any time without any liability whatsoever. In the event of the earlier of: (a) the termination of this Plan, or (b) the complete discontinuance of contributions hereunder, the full value of the Accounts of all Participants of the Plan shall become fully vested and nonforfeitable. In the event of partial termination of this Plan, the full value of the Accounts of the Participants involved in the partial termination shall become fully vested and non-forfeitable.

         13.3        Action Required Upon Plan Termination
                    Upon the termination of this Plan and after payment of all expenses of the Trust, including any compensation then due the Trustee and agents of the Committee, the Trust assets and all Participants' Accounts shall be revalued according to the procedures provided in Article 7. The Trustee shall hold and distribute such Accounts as directed by the Committee in accordance with the provisions of Article 9. Upon such termination, if The Gap, Inc. has ceased to exist, all rights, powers, and duties to be exercised or performed by the Board shall thereafter be exercised or performed by the Committee, including the filling of vacancies on the Committee and the amending of the Plan. In the event the Committee is unable to perform, all rights, powers and duties shall be performed by the Trustee.

         13.4 Contributions By Employers Conditioned upon Deductibility Notwithstanding any other provision of the Agreement to the contrary, it is specifically understood that the Employers' obligations to make contributions hereunder is conditioned upon the deductibility of such contributions under section 404 of the Code,. To the extent the deduction of any contribution is disallowed, the Employer shall be entitled to recover from the Trustee the then value of the contributions for which a deduction has not been allowed; provided that such recovery can only be made within one year of the disallowance of the deduction.

         13.5        Mistake of Fact
                    If a contribution is made by an Employer through a mistake of fact, such contribution shall be returned to the Employer; provided that such return can only occur if it is within one year of the payment of such contribution.

         13.6        Nonreversion of Assets
                    Except as provided in Articles 13.4 and 13.5, in no event shall any part of the principal or income of the Trust revert to the Employers or be used for or diverted to any purpose other than the exclusive benefit of Participants or their Beneficiaries.

         13.7        Merger or Consolidation Cannot Reduce Benefits
                     In no event shall this Plan be merged or consolidated with any other Plan, nor shall there by any transfer of assets or liabilities from this Plan to any other Plan unless immediately after such merger, consolidation or transfer, each Participant's benefits, if such other Plan were then to terminate, are at least equal to or greater than the benefits which the Participant would have been entitled to had this Plan been terminated immediately before such merger, consolidation or transfer.


                            ARTICLE 14
                            ASSIGNMENTS

         14.1        No Assignment
                    Except as provided below and in Article 8.3 regarding loans, the interest herein, whether vested or not, of any Participant or Beneficiary, shall not be subject to alienation, assignment, pledging, encumbrance, attachment, garnishment, execution, sequestration, or other legal or equitable process, or transferability by operation of law in the event of bankruptcy, insolvency or otherwise.

         14.2        Qualified Domestic Relations Order Permitted
         The provisions of Article 14.1 above shall not prevent the creation, assignment or recognition of the right of an Alternate Payee to a benefit payable with respect to a Participant pursuant to a Qualified Domestic Relations Order ("QDRO") within the meaning of section 414(p)(1)(A) of the Code. The following definitions, rules and procedures apply to a QDRO:
                    (a)       QDRO Regulations
                              (i)       A QDRO must clearly specify:
                                        (1)     The name and last known
mailing address (if any) of the Participant and each Alternate Payee covered by the order (unless such address is otherwise available to the Committee);
                                        (2)     The amount of percentage of
the Participant's benefits to be paid by the Plan to each such Alternate Payee (or the manner in which such amount or percentage is to be determined);
                                        (3)     The number of payments or the
period to which the order applies; and
                                        (4)     Each plan to which the order
applies.
                              (ii)      A QDRO may not require the Plan to
provide any type, form or option of benefit not otherwise provided by the Plan (except as provided in (b) below);
                              (iii)     A QDRO may not require the Plan to
provide increased benefits; and
                              (iv)      A QDRO may not require benefits to be
paid to an Alternate Payee which are required to be paid to a different Alternate Payee under another QDRO.
                    (b) Payments May Occur Before Termination of Service Payment may be made to an Alternate Payee pursuant to a QDRO at any time beginning as soon as practicable after the QDRO determination is made, regardless of whether the distribution, if made to a Participant at the time specified in the QDRO, would be otherwise permitted under the terms of the Plan.
                    (c)       QDRO Determinations
                              The Committee shall establish reasonable
procedures to determine whether a domestic relations order is a QDRO and to administer distributions under a QDRO. If any domestic relations order meeting the requirements of (a)(i) and (ii) above is received by the Plan, the Committee shall (1) promptly notify the Participant and any Alternate Payee that the order has been received and of the Plan's procedures for determining whether the order is a QDRO, and (2) shall determine within a reasonable period after receipt of the order whether it is a QDRO and notify the Participant and each Alternate Payee of the Committee's determination.
                    (d)       Segregation of Alternate Payee's Account
                              During any period in which the issue of whether
a domestic relations order is a QDRO is being determined by the Committee, a court of competent jurisdiction or otherwise, the Committee shall segregate the amounts which would have been payable to the Alternate Payee during such period if the order had been determined to be a QDRO. If the order, or a modification of the order, is determined within 18 months to be a QDRO, the Committee shall pay the segregated amounts (as adjusted by attributable investment income or loss), in accordance with the Plan's provisions, to the entitled individual(s). If, within 18 months, the order is determined not to be a QDRO or its status as a QDRO is not resolved, the Committee shall pay the segregated amounts (as adjusted by attributable investment income or loss) to the individual(s) who would have been entitled to receive such amounts absent such order. Any determination that an order is a QDRO made after the close of the 18-month period shall be applied prospectively only.

                IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officers on this 23rd day of February, 1993.

                                THE GAP, INC.

                                By
                                Title:  Vice President Taxes and Treasurer




                            APPENDIX A

                            EMPLOYERS


Employer Legal Name          Internal Revenue Service Identification Number

The Gap, Inc.                              94-1697231
Banana Republic, Inc.                      94-2545023
The Fisher Gap Stores, Inc.                94-2222637
Gap (Puerto Rico) Inc.                     77-0177249





                             GAPSHARE LOAN POLICY


                                    APPENDIX B

The Participant loan program will be administered in a uniform and nondiscriminatory manner by the Committee, according to the following policy and procedures; which shall be a part of the Plan. The Committee shall retain the authority to modify this policy and procedure without amending the Plan.

(1) Application Procedure. A Participant may apply for a loan from the Plan through the Benefits Department. Loan applications will be reviewed by the Committee and processed as soon as administratively feasible after the application is received. The Committee may reject a loan application if sufficient liquidity is not available in the Trust to make such loan without loss to other Plan Participants.

(2) Promissory Note. The terms of any loan made under this Appendix B shall be evidenced by a promissory note signed by the Participant and such terms shall satisfy the requirements of this Appendix.

(3) Limitations. Loans are available for any purposes but are only available to active Employees of The Gap, Inc. A Participant may borrow up to 50% of his or her vested Account balance, based on available records. He or she may never have more than two outstanding loans at any one time. Loans will not be made in amounts less than $1,000. No more than $50,000 may be outstanding on any combination of loans in any twelve month period. The required periodic payment cannot exceed the Participant's net rate of pay per pay period. A Participant will not be approved for a second loan if the first loan is in default. A Participant must wait ninety days after repaying a second loan before a new second loan may be made.

(4) Interest Rate. The interest rate must be comparable to the prevailing interest rate being charged for similar purpose loans by institutional lenders in the geographic area where the Participant resides. The formula is currently set at the prime rate plus 1%.
        Once the appropriate interest rate has been determined, it remains fixed for the term of the loan. Variable rate, adjustable rate or floating rate loans are not granted by GapShare. The Committee will review the formula at least annually, and will revise the formula to be used by the Plan if necessary to ensure that the interest rate on the new loans meets the requirements of this Appendix B.

(5) Security for Loan. No more than 50% of the Participant's vested Account balance in this Plan, at the time the loan is made, shall be a security for the loan. No additional collateral or other form of collateral (such as other loans to the Participant) will be accepted or allowed to secure the loan.

(6) Default. A loan shall be in default if the Participant fails to make principal and/or interest payments pursuant to the promissory note for a period of three months. After the borrower has been contacted and the default has not been cured, the Committee shall reduce the amount credited to the Participant's Account by the amount required to cure the default and shall credit such reduced amount to a separate suspense account for the Participant. The amount credited to the suspense account shall be reported as a deemed distribution to the Participant for the year of the default. The suspense account shall be increased annually with interest at the rate that applies to the loan for the period from the date of default until the first date the Participant could receive a distribution from the Plan. The Participant's benefits from the Plan as of such distribution date shall be reduced by the amount then credited to the suspense account and only the remaining benefits shall be available for distribution in accordance with the Plan.

(7) Loan Repayment. All loans shall be repaid by payroll deduction or, if the Participant is a deferred terminee or on approved leave of absence or on a layoff while an employee of The Gap, Inc. or an Affiliate, at least monthly by personal check. The term of a loan shall not exceed five years, provided that a loan determined by the Committee to be for the purpose of purchasing the Participant's principal residence may be for a term not to exceed fifteen years.

(8) Deferred Terminees. A terminated Participant whose receipt of his or her benefits from GapShare has been deferred must either repay the entire outstanding balance of principal and interest on any loan(s) upon termination or have the loan(s) re-amortized for payments to be made on a monthly basis. The Participant will make these repayments to the Trustee by personal check. If the Participant fails to make a payment when due, the loan will be in default and will be treated in accordance with Section (6) above.

(9) Leaves of Absence. The Participant must, while on an approved leave of absence or layoff, make repayments to the Trustee on an at least monthly basis. The amount of the monthly payments will be equal to the aggregate amount of payroll deduction payments which would have been made during the month. Upon return from leave, the Participant's payroll deductions for loan repayments will be reinstated.

(10) Administrative Fee. For loans made before July 1, 1992, a $75 set-up fee and $40 annual administrative fee will be charged. For loans made or reamortized on or after July 1, 1992, a $50 set-up fee will be charged. The Participant will have the proceeds of the loan reduced by this amount.





                          AMENDMENT NO. 1 TO GAPSHARE
            (As Amended and Restated Effective January 1, 1989)


        THE GAP, INC., having established the amended and restated GapShare (the "Plan"), effective as of January 1, 1989, hereby further amends the Plan, effective as of January 1, 1989, as follows:

        1.      Section 2.18 shall be amended to read as follows:

                "Employee" means any person in the employ of one of the Employer or Affiliates including officers, but excluding directors who are not in the employ of one of the Employers or Affiliates. "Employee" shall include leased employees (within the meaning of section 414(n) of the Code); provided, however, that if leased employees constitute less than 20% of the Employer's or Affiliate's non-highly compensated work force (within the meaning of section 414(n)(1)(C)(ii) of the Code), the term "Employee" shall not include those leased employees who are covered by a plan described in section 414(n)(5) of the Code.

        2. Section 3.1 shall be amended by adding the following subsection (iv) to the end of that Section:
                and (iv) any leased employee (within the meaning of section 414(n) of the Code).


                IN WITNESS WHEREOF, the GapShare Retirement Committee, by its duly authorized officer, has executed this Amendment No. 1 on the date indicated below.


                                                GAPSHARE RETIREMENT COMMITTEE


Date:                    , 1993                 By






                              AMENDMENT NO. 2 TO GAPSHARE
                   (As Amended and Restated Effective January 1, 1989)


                THE GAP, INC., having established and restated GapShare (the "Plan"), effective as of January 1, 1989, hereby further amends the Plan, effective as of October 1, 1993, as follows:

        1.      Section 9.8(e)(i) shall be amended to read:

                "Amounts may not be withdrawn which would include employer matching contributions made in the preceding 24 months."


                IN WITNESS WHEREOF, the GapShare Retirement Committee, by its duly authorized officer, has executed this Amendment No. 2 on the date indicated below.


                                        GAPSHARE RETIREMENT COMMITTEE


Date:                    , 1993          By




                         AMENDMENT NO. 3 TO GAPSHARE
             (As Amended and Restated Effective January 1, 1989)


                THE GAP, INC., having established the amended and restated GapShare (the "Plan"), effective as of January 1, 1989, hereby further amends the Plan, effective as of January 1, 1994, as follows:

        1. Section 2.15 shall be amended by deleting the phrase "resulting in the termination of his or her service with his or her Employer" from the first sentence.

        2.  Section 6.1(a) shall be amended to read as follows:

                           (a) Vesting at Age 60, Death or Disability

                           The entire value of a Participant's Account shall
                 become fully vested when the Participant attains age 60 while an Employee or upon his or her death or Disability while an Employee.


                IN WITNESS WHEREOF, The Gap, Inc., by its duly authorized officer, has executed this Amendment No. 3 on the date indicated below.


                                        THE GAP, INC.


Date:                    , 1994         By